UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          July 21, 2006
         Date of Report (Date of earliest event reported)


                      HOLMES BIOPHARMA, INC.
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(Exact name of small business issuer as specified in its charter)


            Nevada                      000-31129           88-0412635
--------------------------------  ---------------------  -------------------
  (State or other jurisdiction)   (Commission File No.)   (IRS Employer
of incorporation or organization)                        Identification No.)


8655 East Via De Ventura, Suite G-200, Scottsdale, Arizona    85258
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(Address of principal executive offices)                     (Zip code)


     (206) 245-4779
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(Issuer's telephone number)


Holmes Herbs, Inc.
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(Former name)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))


Section 8 - Other Events

Item 8.01  Other Events

The following changes on the OTC Bulletin Board are effective July 21, 2006:
..     The corporation's name is changed to Holmes Biopharma, Inc.;
..     Our outstanding common stock is forward split, three common shares for each one outstanding common share; and
..     Our trading symbol on the OTC Bulletin Board is changed to "HLMB".

On January 20, 2006, our board of directors authorized the corporate name change and forward split and a majority of our shareholders approved the corporate actions by written consent on that date. We filed a definitive 14C Information Statement with the Securities and Exchange Commission on June 20, 2006 and provided this document to our shareholders of record as of January 20, 2006. Subsequently, customary notification was provided to the NASDAQ Stock Market of these corporate changes and it effected the corporate name change and change of our trading symbol on the OTC Bulletin Board to "HLMB" effective at the beginning of business on July 21, 2006.

Management believes the name change will more accurately reflect our new business operations in the clinical drug research industry. Management anticipates that the forward stock split of the common stock will result in a lower trading range for our common stock which may make it easier to complete additional equity financing. On July 20, 2006, we had 13,427,544 shares of common stock outstanding and the forward split will result in approximately 40,282,632 shares outstanding.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HOLMES BIOPHARMA, INC.


                                  /s/ John F. Metcalfe
Date: July 21, 2006           By:_______________________________________
                                  John F. Metcalfe
                                  President, Chief Financial Officer and
                                  Director